                                                                  EXHIBIT (d)(3)

                              EMERITUS CORPORATION
                            1995 STOCK INCENTIVE PLAN

                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT


TO:     Name                                         Date of Grant:   Date

        We are pleased to inform you that you have been selected by the Plan Administrator of the Emeritus Corporation (the "Company") 1995 Stock Incentive Plan (the "Plan") to receive a nonqualified option for the purchase of # shares of the Company's Common Stock at an exercise price of $XX.XX per share. A copy of the Plan is attached and incorporated into this Agreement by reference.

        The terms of the option are as set forth in the Plan and in this Agreement. This Agreement is subject to and in accordance with the express terms and conditions of the Plan and is in all respects limited by and subject to the express terms and provisions of the Plan. The most important of the terms set forth in the Plan are summarized as follows:

        TERM: The term of the option is ten years from date of grant, unless sooner terminated.

        VESTING: The option shall vest and become exercisable according to the following schedule:

                  DATE ON AND AFTER WHICH       PORTION OF TOTAL OPTION
                   OPTION IS EXERCISABLE          WHICH IS EXERCISABLE
                  -----------------------       -----------------------
                            Date                           #
                            Date                           #
                            Date                           #
                            Date                           #
                            Date                           #

        TERMINATION: Unless otherwise determined at any time by the Plan Administrator, the option will terminate immediately upon termination for cause, as defined in the Plan, or three years after termination of service as a result of retirement, early retirement at the Company's request, disability, or death or three months after all other terminations, but in each case not later than the remaining term of the option.



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        EXERCISE: During your lifetime only you can exercise the option. The
Plan also provides for exercise of the option by the personal representative of your estate, by the beneficiary you have designated on forms prescribed by and filed with the Company (a "Designated Beneficiary"), or the beneficiary of your estate following your death. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise the option. Please note that a different Notice of Exercise form will be required if, at the time of exercise, the Company does not have an effective registration statement for the shares to be issued pursuant to the exercise.

        PAYMENT FOR SHARES: The option may be exercised by the delivery of:

        (a) Cash, personal check (unless, at the time of exercise, the Plan Administrator determines otherwise), bank certified or cashier's check;

        (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price; or

        (c) A properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

        WITHHOLDING TAXES: As a condition to the exercise of a nonqualified stock option, you shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company shall have the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. To the extent permitted or required by the Company, you may satisfy the withholding obligation by electing to have the Company or related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld. INDIVIDUALS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT MUST COMPLY WITH CERTAIN REQUIREMENTS IN ORDER TO MAKE SUCH ELECTION.

        TRANSFER OF OPTION: The option is not transferable except by will, to a Designated Beneficiary, or by the applicable laws of descent and distribution.

        HOLDING PERIOD: If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.



                                      -2-
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        REGISTRATION: AT THE PRESENT TIME, THE COMPANY INTENDS TO FILE AND
MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES THAT WILL BE ISSUED UPON THE EXERCISE OF THIS OPTION. THE COMPANY INTENDS TO MAINTAIN THIS REGISTRATION BUT HAS NO OBLIGATION TO DO SO. IN THE EVENT THAT SUCH REGISTRATION IS NO LONGER EFFECTIVE, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE; SUCH EXEMPTIONS FROM REGISTRATION ARE VERY LIMITED AND MIGHT BE UNAVAILABLE.

        Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                            Very truly yours,

                                            EMERITUS CORPORATION



                                            By
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------



                                      -3-
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                          ACCEPTANCE AND ACKNOWLEDGMENT

                                GRANT DATE: Date

        I, a resident of the State of ___________________, accept the nonqualified stock option described above and in the Emeritus Corporation 1995 Stock Incentive Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan, including the provisions of Section 18.3.

Dated:
      -----------------------


---------------------------------              ---------------------------------
Taxpayer I.D. Number                                        Name

                                               Address
                                                      --------------------------

                                               ---------------------------------

                                               ---------------------------------

        By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:
      -----------------------

                                            ----------------------------------
                                            Spouse's Signature


                                            ----------------------------------
                                            Printed Name

        By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:
      -----------------------

                                            ----------------------------------
                                            Optionee's Signature

                 NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

To:  Emeritus Corporation

        I, a resident of the State of ___________________, hereby exercise my nonqualified stock option granted by Emeritus Corporation (the "Company") on _____________, 19___, subject to all the terms and provisions thereof and of the 1995 Stock Incentive Plan referred to therein, and notify the Company of my desire to purchase ________ shares of Common Stock of the Company (the "Securities") at the exercise price of $__________ per share which were offered to me pursuant to said option.

        I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

Dated:
      -----------------------




---------------------------------              ---------------------------------
Taxpayer I.D. Number

                                               Address
                                                      --------------------------

                                               ---------------------------------

                                               ---------------------------------



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                                     RECEIPT


        ______________________ hereby acknowledges receipt from Name in payment for ________ shares of Common Stock of Emeritus Corporation, a Washington corporation, of $___________________ in the form of


                        Cash

                        Check (personal, cashier's or bank certified)


                        __________ shares of the Company's Common Stock, fair market value $_______ per share, held by the optionee for a period of at least six months


                        Copy of irrevocable instructions to Broker




Date:
     -----------------------------          ------------------------------------
                                            For:  Emeritus Corporation